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EXHIBIT 5.1

                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

                                                                 MLJ/af/73287.20

                                                                 7 January, 1999

Tyco International Ltd.
The Gibbons Building
10 Queen Street
Suite 301
Hamilton HM 11
Bermuda

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as Bermuda counsel to Tyco International Ltd., a Bermuda company ("Tyco") in connection with the filing by Tyco and Tyco International Group S.A., a Luxembourg company (the "Issuer"), with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Abbreviated Registration Statement"), to be filed pursuant to Rule 462(b) under the United States Securities Act of 1933 (the "Securities Act") incorporating by reference the registration statement on Form S-3, as amended (Regs. No. 333-50835 and 333-50855-01) (the "Initial Registration Statement"), with respect to the registration of additional unsecured debt securities of the Issuer (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued as soon as practicable after the Abbreviated Registration Statement becomes effective, for an aggregate offering price not to exceed U.S.$200,000,000. The Debt Securities are to be in one or more series pursuant to an Indenture among the Issuer, Tyco (as Guarantor) and the trustee thereunder.

This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

In order to render this opinion, we have been supplied with and have reviewed and relied upon the following documents:

 (i) a Certificate of Compliance issued by the Registrar of Companies in Bermuda on 7 January, 1999 in respect of Tyco;

 (ii) the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco;

(iii) a copy of the Certificate of Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of Tyco dated January 7, 1999 as to the resolutions of the Board of Directors of Tyco passed on December 14, 1998 (collectively the "Board Resolutions");

 (iv) a copy of the Abbreviated Registration Statement and the Initial Registration Statement as amended.

We have also relied upon our searches of documents of public record in relation to Tyco maintained by the Registrar of Companies in Bermuda made on 7 January, 1999 and of the Causes Book maintained by the Registrar of the Supreme Court made on the same date (the "Searches"). We have relied, as to factual matters only, upon such certificates and the representations and warranties made in such agreements, instruments and other documents.

We have assumed:

(a) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which might have a material effect on any of the opinions herein expressed;

(b) that all representations and statements of fact appearing in or incorporated into the Abbreviated Registration Statement and the Board Resolutions are true and complete in all material respects;
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(c) that the applicable supplemental indentures to the Indenture dated as of
    June 9, 1998 among the Issuer, Tyco and The Bank of New York as Trustee (the "Indenture") will have been duly executed and delivered by the parties thereto and any such supplemental indenture will conform to the Indenture and to applicable law;

(d) that the terms of the Debt Securities will have been approved by the Chief Executive Officer of Tyco in accordance with and as required by the Board Resolutions;

(e) the genuineness of all signatures on the documents which we have examined;

(f) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which or copies of which have been submitted to us;

(g) that the information disclosed by the Searches has not been materially altered and that the documents examined in connection with the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches; and

(h) that the Board Resolutions are in full force and effect and have not been rescinded or altered in any way material to this opinion.

Based upon and subject to the foregoing, and subject to the reservations mentioned below, we are of the opinion that as at the date hereof:

1. Tyco is a limited liability company validly organized and existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Guarantees.

2. All necessary action required to be taken by Tyco pursuant to Bermuda law has been taken by or on behalf of Tyco to authorise the issue by Tyco of the Guarantees upon the terms of the Indenture as amended or supplemented.

3. No filing with, or authorization, approval, consent, licence, order, registration, qualification or decree of, any court or governmental authority or agency in Bermuda is necessary or required to be made or obtained by Tyco in connection with the issue by Tyco of the Guarantees.

4. There are no taxes, duties, or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue by Tyco of the Guarantees.

Our reservations are as follows:

(1) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law, and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

(2) Any reference in this opinion to Tyco being in "good standing" shall mean for the purposes of this opinion that it has been issued with a Certificate of Compliance by the Registrar of Companies as at the date hereinbefore mentioned.

We hereby consent to the inclusion of the opinion as an exhibit to the Abbreviated Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Initial Registration Statement.

This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe

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